Amendment XIII to Reinsurance Agreement #5356-1 (Automatic Coinsurance Bulk - Universal Life) between CENTURY LIFE OF AMERICA of Waverly, Iowa, (the "Company") and LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut ("Life Re").

Amendment XIII.
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Effective December 31, 1996, the party referred to in this Agreement as the
"Company" shall hereafter be the CUNA MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of December 31, 1996.

Date:    11/4/96                             CUNA MUTUAL LIFE INSURANCE COMPANY
     ------------------------

Place:      Waverly, IA                      By: /s/ Robert M. Buckingham
      -----------------------                   -------------------------

Witness: /s/ Becky Winkey                    Title:  Vice President
        ---------------------                      ----------------------

Date:    11/1/96                             LIFE REASSURANCE
     ------------------------                CORPORATION OF AMERICA

Place:      Stamford, CT                     By: /s/ Samuel V. Florence
      -----------------------                   -------------------------

Witness: /s/ Lyn Leiz                        Title: Ex. Vice President
        ---------------------                      ----------------------

LIFE RE AMENDMENT XIII, AGREEMENT #5356-1    [LOGO OF LIFE RE]
10/31/1996